                                                                               .
                                                                               .
                                                                               .

                                                           APPENDIX I

            Trust                                Series
            -----                                ------
Columbia Funds Trust VIII        Columbia Income Fund
                                 Columbia Intermediate Bond Fund

Columbia Funds Trust IX          Columbia Managed Municipals Fund
                                 Columbia High Yield Municipal Fund

Columbia Funds Trust XI          Columbia Growth Stock Fund
                                 Columbia Young Investor Fund
                                 Columbia Global Thematic Equity Fund
                                 Columbia European Thematic Equity Fund
                                 Columbia Asset Allocation Fund
                                 Columbia Dividend Income Fund
                                 Columbia Large Cap Core Fund
                                 Columbia International Equity Fund
                                 Columbia Large Cap Growth Fund
                                 Columbia Disciplined Value Fund
                                 Columbia Small Cap Fund
                                 Columbia Small Company Equity Fund

Columbia Floating Rate Fund